EXHIBIT 99.1


                              TERMINATION AGREEMENT

                  THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of January 19, 2005, by and between SWISS MEDICA, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

         WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement") and an Escrow Agreement (the "Escrow Agreement"), all of which are dated December 23, 2004 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Escrow Agreement are referred to as the "Transaction Documents)."

         NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Termination. The Transaction Documents are hereby terminated, as are the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

          2. Payment of Fees. Notwithstanding the termination of the Transaction Documents, the Company shall pay to the Investor the Closing Investor's Shares as the commitment fee as outlined in Section 12.4(c)(ii) of the Standby Equity Distribution Agreement. The parties acknowledge that such shares have previously been issued to the Investor. Notwithstanding the termination of the Transaction Documents, the Closing Investor's Shares shall have "piggy-back" registration rights. The parties further agree that the Company shall file a registration statement which shall include the Closing Investor's Shares, no later than February 15, 2005.

         IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

SWISS MEDICA, INC.                                 CORNELL CAPITAL PARTNERS, LP

By: /s/ Raghunath Kilambi                          By: Yorkville Advisors, LLC
    ---------------------                          Its: General Partner
Name:    Raghunath Kilambi
Title:   CEO                                       By: /s/ Mark A. Angelo
                                                       ------------------
                                                   Name:    Mark A. Angelo
                                                   Title:   Portfolio Manager